Williams Industries Inc. Receives NASDAQ Notice

MANASSAS, VA -- 12/05/2005 -- Williams Industries, Inc. (NASDAQ: WMSI) today announced that the Company received a notice from NASDAQ that for the last 30 consecutive trading days, the Company's public float in common stock has not maintained the minimum value necessary for continued inclusion on the NASDAQ National Market. The Company has until February 28, 2006 to regain compliance on this criterion. In order to achieve compliance of this rule, the Company's common stock in the public float must have a value of $5,000,000 or higher for a minimum of 10 consecutive trading days.

Previously, on October 18, 2005, the Company received a notice from NASDAQ that the company's stockholder's equity at July 31, 2005, as published in the company's Form 10-K filed October 14, 2005, did not meet the required criterion for continued inclusion in the National Market. The Company, on November 8, 2005, responded to NASDAQ with information as to how the Company intends to come into compliance with this criterion. NASDAQ has not yet ruled on the Company's submission.

For additional information, please call Marianne Pastor at the investor relation's office at (703) 335-7800.

CONTACT:
Marianne V. Pastor
(703) 335-7800